EXHIBIT 23

                       CONSENT OF ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 2001 included in Merchants Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 into Merchants Bancshares, Inc.'s previously filed Registration Statement No. 333-41051 on Form S-3, Registration Statement No. 333-34869 on Form S-8, Registration Statement No. 333-34871 on Form S-8 and Registration Statement No. 333-18845 on Form S-8, as amended by Post Effective Amendment No. 1 on Form S-8/A.




/s/ Arthur Andersen LLP
Boston, Massachusetts
March 26, 2001